UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 31, 2005

Medicsight, Inc

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46 Berkeley Square, London, United Kingdom		W1J 5AT
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	011-44-20-7598-4070

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.                                    Unregistered Sales of Equity Securities.

Between September 13, 2005 and October 27, 2005, the Company completed a sale of 2,102,500 shares of its common stock at $4.00 per share as part of a private placement pursuant to an exemption from registration under Regulation S promulgated under the Securities Act of 1933.  The transaction raised approximately $8,090,000, net of commissions and expenses, which will be used to fund the Company’s CAD software product initiatives, ongoing operations and the acquisition of property and equipment at its majority-owned subsidiary, Medicsight PLC.

As part of the placement Mr. Tim Paterson-Brown, Chief Executive Officer and Director of Medicsight, Inc., acquired 250,000 shares of Medicsight’s common stock at $4.00 per share for a total investment of $1,000,000.

ITEM 8.01.                                    Other Events

On October 31, 2005 Medicsight PLC, Medicsight, Inc’s majority owned subsidiary, announced it will begin a clinical studies program in China to evaluate and provide feedback to further enhance Medicsight’s CAD products — Medicsight LungCAD and Medicsight ColonCAD — for the Chinese market.

The press release, dated October 31, 2005, announcing the global partnership agreement is filed as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDICSIGHT, INC.
	By:	/s/ Paul Gothard
Paul Gothard
Chief Financial Officer
Date: November 1, 2005

Exhibit Index

Exhibit No.

Description

EX 99.1	Press release dated October 31, 2005 announcing that it will begin a clinical studies program in China.